RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Rocco Campanelli
Pennsauken, NJ 08109	info@rcmt.com	President & CEO
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES, INC. DECLARES
SPECIAL CASH DIVIDEND OF $2.00 PER SHARE

Pennsauken, NJ – December 15, 2014 -- RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced engineering, information technology and specialty health care services, today announced that its Board of Directors declared a special cash dividend (the “Dividend”) of $2.00 per share, payable on December 30, 2014 to stockholders of record at the close of business on December 26, 2014.

Rocco Campanelli, President and CEO of RCM Technologies, Inc., commented: “Based on continued operational momentum in all three business units, and an effort to work towards a more efficient long-term capital structure, the Board of Directors authorized a special dividend of $2.00 per share to be paid on or about December 30th. We are excited to culminate what we expect to be our best yearly operating income performance in the past twelve years by returning significant capital to shareholders in 2014.”

Kevin Miller, Chief Financial Officer, added: “Due to the favorable cash generating characteristics of RCM’s business model, the Board believes a target long-term capital structure generally in the range of 1.0x to 2.0x net debt/EBITDA will allow the Company to invest internally for profitable organic growth, consider acquisitions that are a strategic fit to RCM’s core business, and, when appropriate, return capital to shareholders as part of comprehensive capital allocation framework that is reviewed quarterly by the Board. The Company recently expanded its credit facility to $35.0 million to accommodate the short-term cash flow requirements associated with this special dividend. Approximately $0.40 per share of the special dividend will receive the tax advantageous characterization of return of capital to shareholders.”

About RCM
RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the delivery of these solutions to commercial and government sectors.  RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM’s offices are located in major metropolitan centers throughout North America.  Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements.  These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should” or similar expressions.  In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances.  Forward-looking statements include, but are not limited to, those relating to demand for the Company’s services and the momentum of our business, expected demand for our services and expectations regarding our revenues and operating performance, the Company's long-term capital structure, the Company’s ability to achieve and manage organic growth, the Company’s consideration of acquisitions and initiatives to enhance shareholder value and returns and general economic factors. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements.  Risk, uncertainties and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.